UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Life360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42120	26-0197666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 South Norfolk Street, Suite 310 San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(415) 484-5244
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
Life360, Inc., a Delaware corporation (“the Company”) is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of textual information from a media release issued on August 11, 2025. A copy of the media release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2025, the Board of Directors (the “Board”) of the Company appointed Lauren Antonoff, the Company’s Chief Operating Officer, as the Company’s Chief Executive Officer, and appointed Chris Hulls, the Company’s Co-Founder, and Chief Executive Officer, as the Executive Chairman of the Board, both effective August 11, 2025. On the same date, Mr. Hulls determined to step down as the Company’s Chief Executive Officer, effective August 11, 2025. On August 6, 2025, the Board also approved an increase in the size of the Board from nine to ten directors and elected Ms. Antonoff as a Class I director to fill the vacancy created by the enlargement of the Board, each effective August 11, 2025. Ms. Antonoff’s initial term as a director will expire at the Company’s annual meeting of stockholders to be held in 2026. She will not initially serve on any committees of the Board.
Ms. Antonoff, age 55, has served as the Company’s Chief Operating Officer since May 2023. Prior to joining the Company, Ms. Antonoff served several roles at GoDaddy Inc., an internet domain registrar and web hosting company, including President of the U.S. small business division from November 2019 to January 2022 and Senior Vice President & General Manager, Presence and Commerce from March 2015 to November 2019. Prior to GoDaddy, Ms. Antonoff spent over 18 years at Microsoft Corporation, a computer software company, serving in product leadership roles building and scaling the company’s products and business including SharePoint, Microsoft Office and Microsoft365. Ms. Antonoff served on the board of directors of Momentive Global Inc. from August 2022 to May 2023. Ms. Antonoff received a Bachelor of Arts in Rhetoric and Political Science from the University of California, Berkeley. Ms. Antonoff brings to the Board significant operational leadership skills and expertise, particularly related to companies in the technology and software industry. She also brings a deep and valuable understanding of the Company’s business, operations and culture, having previously served in key senior executive roles at the Company.
There are no arrangements or understandings between Ms. Antonoff and any other persons pursuant to which Ms. Antonoff was appointed as Chief Executive Officer of the Company or as a director of the Company. There are also no family relationships between Ms. Antonoff and any director or executive officer of the Company, and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Antonoff previously entered into the Company’s standard form of indemnification agreement, a copy of which has previously been filed on July 5, 2022, as Exhibit 10.1 to the Company’s Amendment No. 2 to Form 10.
In connection with her appointment as the Company’s Chief Executive Officer, Ms. Antonoff and the Company entered into an amended and restated employment agreement (the “Amended Antonoff Agreement”). The Amended Antonoff Agreement is generally consistent with Ms. Antonoff’s existing employment agreement, except that the Amended Antonoff Agreement provides for an increase to Ms. Antonoff’s annual base salary to $515,000 and an increase to Ms. Antonoff’s target annual bonus opportunity equal to 100% of her annual base salary, with the actual payment amount to be determined upon the satisfaction of goals and objectives established by the Compensation Committee of the Board, and subject to such other terms and conditions of the annual cash bonus program maintained for senior executive officers of the Company. In addition, the Amended Antonoff Agreement provides that Ms. Antonoff will be granted a one-time promotion equity grant in the form of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The RSUs will have a grant date fair value of $4,800,000 and will vest in 48 equal monthly installments, subject to Ms. Antonoff’s continued employment (the “Promotion RSU Award”). The PSUs will have a target grant date fair value of $3,600,000, will be granted at the same time that the 2026 annual equity grants are made to the Company’s other executive officers and will vest based on the Company’s achievement with respect to revenue and adjusted earnings before interest, taxes, depreciation and amortization goals for 2026, in each case, as determined by the Compensation Committee of the Board (the “Promotion PSU Award”). To the extent the underlying performance goals are achieved, 44% of the earned PSUs will vest as of January 1, 2027 and the remaining 56% of the earned PSUs will vest in equal quarterly installments for the subsequent seven quarters, subject to Ms. Antonoff’s continuous employment through each vesting date.

Ms. Antonoff will also be granted a PSU award with a target grant date fair value of $3,600,000 that will vest based on the Company’s total shareholder return relative to the S&P Software and Services Index over three separate performance periods, each commencing on January 1, 2026 and ending on December 31, 2026, December 31, 2027 and December 1, 2028 (the “R-TSR PSU Award”). Subject to her execution of a participation agreement, Ms. Antonoff will also participate in the Company’s 2023 Severance and Change in Control Plan (the “Severance Plan”) as a Tier 1 participant; provided, that the base salary cash payment and COBRA benefits payable to her in connection with an “Enhanced Termination” (as defined in the Severance Plan) will each be equal to one and one-half times the base salary cash payment and COBRA benefits, respectively, payable to her in connection with a “Covered Termination” (as defined in the Severance Plan) that is not an “Enhanced Termination.”
In connection with Mr. Hulls’ appointment as Executive Chairman of the Board, he entered into a promotion letter with the Company, pursuant to which he will be granted a one-time promotion equity grant in the form of RSUs and PSUs. The RSUs will have a grant date fair value of $2,400,000 and the PSUs will have a target grant date fair value of $1,800,000, and the RSUs and PSUs will be subject to the same terms and conditions as the Promotion RSU Award and Promotion PSU Award, respectively. Mr. Hulls will also be granted an additional PSU award with a target grant date fair value of $1,800,000, which will be subject to the same terms and conditions as the R-TSR PSU Award.
Appointment of Lead Independent Director
On August 6, 2025, and in connection with the appointment of Mr. Hulls as Executive Chairman of the Board, the Board appointed Mr. Goines to serve as its Lead Independent Director, effective August 11, 2025. Mr. Goines has served as a member of the Board since 2019 and currently serves on the Compensation Committee of the Board and the Corporate Governance and Nominating Committee of the Board.

Item 7.01     Regulation FD Disclosure.
Results of Operations and Financial Condition
The Company is furnishing this Item 7.01 of this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a PowerPoint presentation to be given during a conference call and webcast on August 11, 2025 at 6:00 p.m. Eastern Time. A copy of the PowerPoint presentation to be used for the conference call and webcast is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The replay of the conference call and webcast will be available on the Company’s website located at www.life360.com, although the Company reserves the right to discontinue that availability at any time.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 11, 2025, the Company issued a press release and blog post announcing the Company’s Chief Executive Officer transition and changes to the Board. Copies of the press release and blog post are attached as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.
The information in Item 2.02 (including Exhibit 99.1) and Item 7.01 (including Exhibit 99.2, 99.3 and 99.4) of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Media release of the Registrant dated August 11, 2025

99.2	Life360, Inc. Investor Presentation

99.3	Press Release dated August 11, 2025 titled “Life360 Names COO Lauren Antonoff as Chief Executive Officer”

99.4	Blog Post dated August 11, 2025 titled “Transitioning to Life360’s Executive Chairman”

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE360, INC.

Dated:	August 11, 2025	By:	/s/ Russell Burke
Russell Burke

Chief Financial Officer